Calculation of Filing Fee Tables
S-3
Centessa Pharmaceuticals plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, nominal value pound 0.002 per share	457(o)			$ 250,000,000.00	0.0001381	$ 34,525.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 250,000,000.00		$ 34,525.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 18,306.55
			Net Fee Due:						$ 16,218.45
Offering Note
[1]	The filing fee, calculated in accordance with rule 457(o) under the Securities Act of 1933 based on the proposed maximum aggregate offering price and rule 457(r) under the Securities Act of 1933, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrant's registration statement on form S-3ASR filed with the Securities and Exchange Commission on September 11, 2024 (333-282032)

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Centessa Pharmaceuticals plc	S-3	333-265978	07/01/2022		$ 18,306.55	Unallocated (Universal) Shelf			$ 197,481,762.80
Fee Offset Sources		Centessa Pharmaceuticals plc	S-3	333-265978		07/01/2022						$ 18,306.55
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-265978) with the Securities and Exchange Commission on July 1, 2022 (the "Prior Registration Statement") and declared effective on July 12, 2022, which registered the issuance and sale of securities of up to a maximum aggregate amount of $350,000,000, of which $197,481,762.80 remained unsold upon expiration of the Prior Registration Statement (the "Unsold Securities"). The Registrant paid a filing fee of $18,306.55 in connection with such Unsold Securities (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Pursuant to Rule 457(p), $18,306.55 in filing fees previously paid and associated with such Unsold Securities is being applied to offset the filing fee payable in connection with this filing. The Registrant has terminated or completed any offerings that included the Unsold Securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A